Exhibit 99.1

The Vermont Teddy Bear Company

Audit Committee Charter

(Amended February 11, 2003)

Organization

There shall be a committee of the board of directors to be known as the audit committee. The audit committee shall be composed of directors who are independent of the management of the Company. Audit committee members shall not receive consulting or other compensation from the Company other than that paid to board of directors and, and shall be free of any relationship that, in the opinion of the board of directors, would interfere with their exercise of independent judgment as a committee member.

Statement of Policy

The audit committee shall provide assistance to the corporate directors in fulfilling their responsibility to the shareholders, potential shareholders, and investment community relating to corporate accounting, reporting practices of the corporation, and the quality and integrity of the financial reports of the corporation. In so doing, it is the responsibility of the audit committee to maintain free and open means of communication between the directors, the independent auditors, and the financial management of the corporation.

Responsibilities

In carrying out its responsibilities, the audit committee believes its policies and procedures should remain flexible, in order to best react to changing conditions and to assist the directors in performing their responsibility to the shareholders, potential shareholders and the investment community to ensure that the corporate accounting and reporting practices of the corporation are in accordance with all requirements and are of the highest quality.

In carrying out these responsibilities, the audit committee will:

    Review and recommend to the directors the independent auditors to be selected to audit the financial statements of the corporation and its divisions and subsidiaries.
    Meet with the independent auditors and financial management of the corporation to review the scope of the proposed audit for the current year and the audit procedures to be utilized, and at the conclusion thereof review such audit, including any comments or recommendations of the independent auditors.
    Review with the independent auditors and financial and accounting personnel, the adequacy and effectiveness of the accounting and financial controls of the corporation and related disclosure controls, and elicit any recommendations for the improvement of such internal control and disclosure control procedures or particular areas where new or more detailed controls or procedures are desirable. Particular emphasis should be given to the adequacy of such internal controls to expose any payments, transactions, or procedures that might be deemed illegal or otherwise improper. Further, the committee periodically should review company policy statements to determine their adherence to the Corporation's Code of Ethics.
    Review the financial statements contained in the quarterly and annual reports to shareholders with management and the independent auditors to determine that the management and the independent auditors are satisfied with the disclosure and content of the financial statements to be presented to the shareholders. Any changes in accounting or audit principles should be reviewed and approved by the audit committee.
    Provide sufficient opportunity for the independent auditors to meet with the members of the audit committee without members of management present. Among the items to be discussed in these meetings are the independent auditors' evaluation of the corporation's financial, accounting, and auditing personnel, their assessment of the internal and disclosure control practices of the Company, and the cooperation that the independent auditors received during the course of the audit.
    Review accounting and financial human resources and succession planning within the company.
    Submit the minutes of all meetings of the audit committee to, and discuss the matters discussed at each committee meeting with, the board of directors.
    Investigate any matter brought to its attention within the scope of its duties, with the authority and budget to retain outside counsel for this purpose if, in its judgment, that is appropriate.
    Engage independent non-audit services and request funding for these services as necessary.
    Adopt and implement procedures to address the receipt, retention, and confidential treatment of complaints from the Company's employees relating to auditing, accounting, and other financial matters and protect so called "whistle blowers" from retaliation.
    Adopt and implement oversight procedures for officers to follow in reviewing internal controls, disclosure controls and completing certifications.
    Adopt and execute and audit review plan for each annual report filing with the Securities and Exchange Commission on Form 10-K.